Exhibit 10.26

AMENDMENT NUMBER FOUR
TO THE LICENSE & UPDATE AGREEMENT
BETWEEN LOOKSMART, LTD. AND MICROSOFT CORPORATION

This Amendment Number Four (“Amendment Number Four”) to the License & Update Agreement (the “Agreement”) is made and entered into effective as of April 9, 2002 by and between Microsoft Corporation, a Washington corporation with its principal place of business located at One Microsoft Way, Redmond, Washington 98052 (“Microsoft”) and LookSmart, Ltd., a Delaware corporation located at 625 Second Street, San Francisco, California 94107 (“LookSmart”).

Recitals

         WHEREAS, the parties have entered into that certain License & Update Agreement, dated October 28, 1999, Amendment Number One dated July 27, 2000 (“Amendment Number One”), Amendment Number Two dated June 20, 2000 (“Amendment Number Two”) and Amendment Number Three dated November 1, 2000 (“Amendment Number Three”), (collectively the “Agreement”); and;

         WHEREAS, the parties wish to amend the Agreement to provide that Microsoft will offer links to the Subsite Program, Small Business Listing Program (SBL) and Standard Submit Program, all as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, Microsoft and LookSmart desire to amend the Agreement as follows

Amendment

1.      Section 1 of the Agreement shall be amended to add:

1. DEFINITIONS. Except as otherwise defined herein, capitalized terms used herein have the meanings set forth in the Agreement.

“Bad Debt” shall mean the revenue due from Customer to Looksmart but not collected due to inability to collect from Customer.

“Click Through” shall mean the event when a third party Internet user successfully navigates to a Customer’s site from a Paid Listing within search results displayed on the MSN Search Site.

“Click Through Revenues” shall mean the revenue generated from a Customer to Looksmart from a Click Through.

“Cost Per Click” or “CPC” shall mean the fee charged to a Customer for each Click Through.

“Customer” shall mean that person or entity who or which has purchased the Paid Listing(s).

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“MSN’s Search Site” shall mean MSN’s Internet search service, and sites powered by MSN Search. An example of an MSN Search Site is located at search.msn.com. The parties agree that this Amendment shall apply to versions of the MSN Search Site marketed to and intended for the U.S. and international markets, as directed by Microsoft.

“Paid Listing” shall mean Subsite Listings or SBL Listings.

“Paid Submit Services” shall mean the Subsite Program and SBL Program.

“Recognized Revenue” shall mean the ***.

“Small Business Listing” or “SBL” shall mean web site listings included in LookSmart’s directory by Customers participating in the SBL Program.

“SBL Progam” shall mean LookSmart’s web site submission program for small businesses, as such program may evolve during the Term hereof. This is replacing the Addurl/Submit a Site program.

“SBL Review Fee” shall mean the fee LookSmart charges the SBL Customer for review of the Customer’s website for those SBL Customers acquired through the MSN search site.

“Standard Submit Program” shall mean the program where Looksmart manages the non-paid links requested by website owners.

“Submit a Site Pages” shall mean the pages that Looksmart creates to market the Subsite Program, SBL program and Standard Submit Program. These pages will in turn lead to the appropriate program page(s) hosted and served by LookSmart.

“Subsite Listing” shall mean the links in LookSmart’s directory that are sold and marketed by Looksmart to Customers of the Subsite Program.

“Subsite Program” shall mean the program that Looksmart markets to Customers for inclusion in Looksmart’s directory where the Customer pays Looksmart for the clicks or sales generated.

2.	Microsoft will create, host and post links to the Submit a Site Pages on MSN’s Search Site in the United States and mutually agreed upon international markets. LookSmart will create and host all Submit a Site Pages. The Submit a Site Pages will bear Looksmart branding. Any changes made by LookSmart to the Submit a Site Pages shall be approved in writing in advance by Microsoft.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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3.

LookSmart will offer the Standard Submit Program and one or more of the Paid Submit Services in the United States and mutually agreed upon international markets SBL Program. Customers will be required to maintain an account with LookSmart that will act as a debit account for the fees owed to Looksmart. LookSmart will be solely responsible for administering the Paid Submit Services and Standard Submit Program, making changes to the applicable pricing and terms of service, and performing all related Customer service. LookSmart editors will review submissions to the Paid Submit Services, prepare site descriptions and include the Customer’s listing(s) in its web directories. LookSmart will flag all Paid Submit Service URLs that appear in the data supplied to Microsoft hereunder, in a format acceptable to Microsoft. After completion of the submission to either the SBL Program or the Standard Submit Program, the Customer will be directed back to a Microsoft page which shall be specified by Microsoft.

4.	LookSmart will be responsible for the sale and marketing of all Paid Listings.

LookSmart will not make available to the customers of the Paid Submit Services any data specific to Microsoft or MSN Search, and will provide only aggregate data for the entire LookSmart network, unless Microsoft gives prior written consent to provide MSN Search specific data. Microsoft shall have the right to review and approve, in advance, any LookSmart materials or data to the extent such material or data incorporate Microsoft trademarks or logos. LookSmart editors will review Paid Submit Services submissions, and for those submissions acceptable to LookSmart, the LookSmart editors shall write site reviews and post them to the appropriate database. Microsoft may request that LookSmart remove certain client(s’) links or Microsoft could remove itself, from the Paid Submit Services which LookSmart provides to Microsoft if Microsoft determines that such client(s) links are being returned too frequently in any MSN Search. LookSmart will use reasonable efforts to ensure that such client(s’) links shall not be included in any future Paid Listings LookSmart provides to Microsoft, beginning with the next data drop.

LookSmart shall handle all tracking, record keeping, customer service, invoicing, submissions and collections associated with Paid Listings. LookSmart will forward a copy of Paid Listings to Microsoft in a format acceptable to Microsoft, including but not limited to the real customer URL and the redirect URL. In addition, LookSmart will flag all Paid Submit Services Listings URLs that appear in the data supplied to Microsoft, in a format acceptable to Microsoft.

LookSmart grants to Microsoft the non-exclusive, worldwide, royalty-free rights to include, display and publish, during the term of Amendment Number Four, the Paid Listings as part of the LookSmart Database currently licensed to Microsoft by LookSmart. Not withstanding the foregoing license, LookSmart may withdraw certain Paid Listings, in the event that the relationship between LookSmart and its customer expires or is terminated, modified, breached or otherwise compromised, or under specific terms of the agreement between Looksmart and its customer. In such cases, LookSmart shall give Microsoft notice of its withdrawal of a Paid Listing and Microsoft will promptly remove such Paid Listings from MSN Search. Microsoft has the right to require LookSmart to maintain a link in the directory that is needed for user experience reasons.

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5.

LookSmart represents and warrants that the Subsite Program and SBL Program are compliant with all applicable laws, statutes and regulations. LookSmart makes no other representations or warranties, express or implied, in connection with the Paid Submit Services, including without limitation the warranty of fitness for particular purpose. LookSmart shall indemnify Microsoft for any claim from and against any loss, claim, liability, damage, action or cause of action (including reasonable attorneys’ fees) brought against Microsoft by a third party arising from any breach by LookSmart of the foregoing warranty.

6.

Whereas the term of Amendment Number Three expired by its own terms on November 1, 2001, the parties hereby agree and acknowledge that the term of Amendment Number Three and all obligations thereunder shall continue in full force and effect through the Amendment Number Four effective date, unless changed in Amendment Four. Effective as of the Amendment Four effective date, Amendment Number One and Amendment Number Three are hereby terminated and replaced in their entirety by this Amendment Number Four (other than any outstanding payment obligations remaining as of that time unless modified in Section 7.4 of the Amendment Number Four.) The initial term of Amendment Four shall extend through December 3, 2003, the expiration of the Agreement.

7.	Section 7 of the Agreement shall be amended to add the following Sections 7.4-7.6:

7.4 Subsite Program.

LookSmart will pay Microsoft for Click Through Revenues according to the applicable schedule below:

	1.	Up to and including June 30, 2002, LookSmart shall pay Microsoft a portion of Subsite Click Through Revenue pursuant to the following revenue share:

Amount Collected During Quarter % Payable to Microsoft
***

As an illustration, if quarterly revenues are $***, then the amount payable to Microsoft would be***.

	2.	Starting on July 1, 2002, LookSmart shall pay Microsoft a portion of Subsite Click Through Revenue pursuant to the following revenue share.

Recognized Revenue During Quarter,
Less Allowance For Bad Debt.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(Bad Debt allowance not to exceed ***%
of Recognized Revenue) % Payable to Microsoft
***

As an illustration, if quarterly Recognized Revenues (less Bad Debt allowance) are $***, then the amount payable to Microsoft would be ***.

In an effort to smooth the cash flow impact of the transition of payment policies, LookSmart will pay Microsoft the collected Subsite revenue generated prior to March 31, 2002 on an installment basis. For each quarter, all Subsite revenue that was generated prior to March 31, 2002 but collected after such date will be paid in three quarterly installments.

As an illustration, if in the calendar quarter ending June 30, 2002 Microsoft’s share of revenue collected was $ *** and was generated in the quarter ending March 31, 2002, LookSmart shall pay Microsoft $ *** sixty (60) days followingthe end of the quarter ending June 30, 2002 and $*** sixty (60) days following the end of the next two consecutive qurters.

7.5 SBL Program.

LookSmart will pay Microsoft *** of the Recognized Revenues generated from:

***

***

7.6 Standard Submit Service.

The parties agree that LookSmart will bear any and all costs related to the Standard Submit Service.

8.	Publicity

Neither party will make any public statement, press release or other announcement relating to the terms or existence of this Amendment without the prior written approval of the other and such approval will not be unreasonably withheld.

9.	Miscellaneous.

LookSmart shall pay Microsoft, on a quarterly basis, the revenue share set forth above within sixty (60) days after the end of such quarter. LookSmart shall deliver to Microsoft, along with its quarterly payments, a reporting of the gross revenue generated via the Paid Listings on MSN’s Search Site. Microsoft has the right to periodically audit

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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LookSmart records for the paid Submit Services associated with Microsoft to verify the accuracy of payments made to Microsoft hereunder, provided that (i) such right to audit shall not be exercised more than once in any six-month period, (ii) Microsoft shall provide fifteen business days’ advance of its intention to audit, (iii) the audit will be performed by a nationally recognized auditing firm and during regular business hours. In the event that LookSmart has underpaid Microsoft by more than 7.5% during the corresponding quarter, LookSmart shall pay all reasonable costs of the audit.

LookSmart will be solely responsible for all Customer service, billing, collection and processing of all transactions conducted on Submit a Site Pages and represents and warrants that the Submit Services will at all times be compliant with all applicable laws, statutes and regulations.

10.	All other provisions of the Agreement not specifically modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Number Four as of the Amendment Effective Date.

MICROSOFT CORPORATION	LOOKSMART, LTD.

By: /s/ John Krass	By: /s/ Jason Kellerman

Title: Product Unit Manager	Title: Chief Operating Officer

Date: August 13, 2002	Date: August 5, 2002

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